CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to (a) the use in this Pre-Effective Amendment No. 2 to Registration Statement No. 333-136598 on Form N-4 of our report dated February 24, 2006, relating to the financial statements of Pacific Life & Annuity Company, which are included in the Statement of Additional Information of Pacific Voyages Separate Account A, which is part of such Registration Statement; (b) the incorporation by reference in the Statement of Additional Information of Pacific Voyages Separate Account A, which is part of such Registration Statement, of our report dated February 22, 2006, relating to the financial statements and financial highlights of Separate Account A appearing in the Annual Report of Separate Account A of Pacific Life & Annuity Company dated December 31, 2005; and (c) the reference to us under the heading “Independent Registered Public Accounting Firm” appearing in the Statement of Additional Information of Pacific Voyages Separate Account A, which is part of such Registration Statement.
DELOITTE & TOUCHE LLP
Costa Mesa, California
December 5, 2006